As filed with the Securities and Exchange Commission on May 12, 1999
                                                   Registration No. 333-74345

===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                              ---------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                              ----------------

                          STERLING COMMERCE, INC.
           (Exact name of registrant as specified in its charter)

                       300 CRESCENT COURT, SUITE 1200
                            Dallas, Texas 75201
                              (214) 981-1000
   Delaware                                                  75-2623341
(State or other          (Address, including          (I.R.S. Employere number,
jurisdiction of          zip code, and telephone        Identification Number)
incorporation or         number, including area
 organization)           code, of registrant's
                         principal executive offices)

               STERLING COMMERCE, INC. 1999 STOCK OPTION PLAN
                          (Full title of the plan)

                           Albert K. Hoover, Esq.
             Senior Vice President, General Counsel & Secretary
                          Sterling Commerce, Inc.
                       300 Crescent Court, Suite 1200
                            Dallas, Texas 75201
                               (214) 981-1000

         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                             _________________

                              CALCULATION OF REGISTRATION FEE
======================================================================================================
                                                             Proposed      Proposed
                                           Amount            Maximum       Maximum
Title of                                    to be            Offering      Aggregate      Amount of
Securities to                            Registered          Price per     Offering      Registration
be Registered                                (2)             Share (3)     Price (3)         Fee
------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01
per share  (1).  .  .  .  .  .  .        1,000,000 shares    $34 1/16      $34,062,500    $9,469.38
======================================================================================================

   (1) Includes associated rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of Sterling Commerce, Inc.

   (2) Represents the number of shares of common stock, par value $0.01 per share ("Common Stock"), of Sterling Commerce, Inc. issuable upon the exercise of options granted pursuant to the Sterling Commerce, Inc. 1999 Stock Option Plan (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), there are registered hereunder such indeterminate number of additional shares as may become issuable upon the exercise of options as a result of the antidilution provisions contained in the Plan.

   (3) Estimated solely for the purpose of calculating the registration fee under Rule 457(h) under the Securities Act upon the basis of the average high and low prices of shares of the Common Stock of the registrant on the Composite Tape of the New York Stock Exchange, Inc. on May 6, 1999.

===============================================================================



                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                              EXPLANATORY NOTE

            Sterling Commerce, Inc., a Delaware corporation (the "Registrant"), hereby files this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 333-74345) (the "Registration Statement") for the purpose of registering an additional 1,000,000 shares of the Registrant's common stock, par value $0.01 per share, issuable upon the exercise of options granted pursuant to the Sterling Commerce, Inc. 1999 Stock Option Plan. Pursuant to general instruction E to Form S-8, the Registrant incorporates by reference herein the contents of the Registration Statement.

Item 8. Exhibits

 5.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

 23.1   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
        Exhibit 5.1)

 23.2   Consent of Ernst & Young LLP

 24.1 Power of Attorney (previously filed as an exhibit to the Registration Statement and incorporated herein by reference)




                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on May 12, 1999.

                                    STERLING COMMERCE, INC.

                                    By: /s/ Warner C. Blow
                                       -------------------------------------
                                       Warner C. Blow
                                       President and Chief Executive
                                       Officer and Director

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on May 12, 1999.


     Signatures                                 Title
     ----------                                 ------
/s/ Warner C. Blow                  President and Chief Executive Officer
---------------------------         and Director (Principal Executive Officer)
    Warner C. Blow

/s/ Sterling L. Williams*           Chairman of the Board and Director
---------------------------
    Sterling L. Williams

/s/ Charles J. Wyly, Jr.*           Director
---------------------------
    Charles J. Wyly, Jr.

/s/ Sam Wyly*                       Director
---------------------------
    Sam Wyly

/s/ Evan A. Wyly*                   Director
---------------------------
    Evan A. Wyly

/s/ Honor R. Hill*                  Director
---------------------------
    Honor R. Hill

/s/ Robert E. Cook*
---------------------------         Director
    Robert E. Cook

/s/ Steven P. Shiflet               Senior Vice President and Chief
---------------------------         Financial Officer (Principal Financial
    Steven P. Shiflet               and Accounting Officer)

*The undersigned, by signing his name hereto, does sign and execute this Post-Effective Amendment No. 1 to the Registration Statement pursuant to the Power of Attorney executed on behalf of the above-named directors and filed herewith.

                              By: /s/ Dennis Byrnes
                                 --------------------------------
                                 Dennis Byrnes
                                 Attorney-in-Fact




                             INDEX TO EXHIBITS


Exhibit No.   Description
-----------   -----------
   5.1        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

   23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

   23.2       Consent of Ernst & Young LLP

   24.1 Power of Attorney (previously filed as an exhibit to the Registration Statement and incorporated herein by reference)